Exhibit 3.4

BYLAWS

OF

GLP FINANCING II, INC.

A DELAWARE CORPORATION

(Adopted October 11, 2013)

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4.12.	Contracts and Other Documents	9
4.13.	Compensation	9
4.14.	Ownership of Stock of Another Corporation	9
4.15.	Delegation of Duties	9

ARTICLE V STOCK		9

5.1.	Certificates of Stock	9
5.2.	Record	10
5.3.	Transfer of Stock	10
5.4.	Addresses of Stockholders	10
5.5.	Lost, Destroyed and Mutilated Certificates	10
5.6.	Regulations	10
5.7.	Dividends	11
5.8.	Fixing Date for Determination of Stockholders of Record	11
5.9.	Registered Stockholders	11

ARTICLE VI EXCULPATION AND INDEMNIFICATION		12

6.1.	Exculpation	12
6.2.	Right to Indemnification	12
6.3.	Right to Advancement of Expenses	12
6.4.	Right of Indemnitee to Bring Suit	13
6.5.	Non-Exclusivity of Rights	13
6.6.	Indemnification of Employees and Agents of the Corporation	13
6.7.	Nature of Rights	13
6.8.	Settlement of Claims	13
6.9.	Subrogation	13
6.10.	Procedures for Submission of Claims	14
6.11.	Insurance	14

ARTICLE VII MISCELLANEOUS		14

7.1.	Amendment	14
7.2.	Electronic Transmission	14
7.3.	Corporate Seal	14
7.4.	Fiscal Year	14
7.5.	Notice	14
7.6.	Section Heading	15
7.7.	Inconsistent Provisions, Changes in Delaware Law	15

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BYLAWS

OF

GLP FINANCING II, INC.

A Delaware Corporation

ARTICLE I
OFFICES

1.1.                            Registered Office.  The registered office of GLP Financing II, Inc. (the “Corporation”) shall be as designated in the Certificate of Incorporation of the Corporation (the “Certificate”) or as the board of directors of the Corporation (the “Board”) may determine from time to time.

1.2.                            Other Offices.  The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board may from time to time determine, or as the business and affairs of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1.                            Annual Meetings.  Meetings of stockholders may be held at such place, either within or without the State of Delaware, and at such time and date as the Board will determine.  The Board may, in its sole discretion, determine that the meeting will not be held at any place, but may instead be held by means of remote communication as described in Section 2.4 of these Bylaws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “Delaware Statute”).  Stockholders may act by written consent to elect directors, provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could have been elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

2.2.                            Special Meetings.  Special meetings of the stockholders, unless otherwise prescribed by statute, may be called by resolution of the Board, the Chairman of the Board, if any, the Chief Executive Officer, or the President, and will be called by the Chief Executive Officer, President or Secretary upon the written request of holders of at least a majority of outstanding stock entitled to vote at the meeting.  Notice of each special meeting will be given in accordance with Section 2.3 of these Bylaws.  Unless otherwise permitted by law, business transaction at any special meeting of stockholders will be limited to the purpose stated in the notice.

2.3.                            Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice or electronic transmission, in the manner provided in Section 232 of the Delaware Statute, of notice of the meeting, which will state the place, if any, date, and time of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purposes for which the meeting is called, will be mailed to or transmitted electronically to each stockholder of record entitled to vote thereat.  Except as otherwise provided by law, the Certificate, or these Bylaws, such notice will be given not less than ten (10) days nor more than sixty (60) days before the date of any such meeting.  If mailed, notice to Stockholders will be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

2.4.                            Remote Communication.  For the purposes of these Bylaws, if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, however, that, (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.5.                            Quorum.  At each meeting of the stockholders, except where otherwise provided by law, the Certificate or these Bylaws, the holders of a majority of the issued and outstanding stock entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.  When a quorum is once present to organize a meeting, the quorum is not broken by the subsequent withdrawal of any stockholders.  In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 2.8 of these Bylaws, until stockholders holding the requisite amount of stock to constitute a quorum shall be present or represented.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

2.6.                            Organization. Unless otherwise determined by the Board, at each meeting of the stockholders, the Chairman of the Board, if one is elected, or, in his or her absence or disability, the President, will preside at all meeting of the stockholders.  The Secretary of the Corporation will act as secretary at all meetings of the stockholders.  In the absence or disability of the Secretary, the Chairman of the Board or the President will appoint a person to act as secretary at such meetings.

2.7.                            Conduct of Meeting.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting will be announced at the meeting by the person presiding over the meeting.  The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it will deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of Stockholders will have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.  Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting will determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (e) limitations on the time allotted to questions or comments by participants.  The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, will, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person will so declare to the meeting and any such matter or business not properly brought before the meeting will not be transacted or considered.  Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders will not be required to be held in accordance with the rules of parliamentary procedure.

2.8.                            Adjournment.  At any meeting of stockholders of the Corporation, whether or not a quorum is present, a majority in voting power of the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time without notice.  Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

2.9.                            Voting.  Except as otherwise provided by law, the Certificate, or these Bylaws, at each meeting of the stockholders, every stockholder of the Corporation shall be entitled to one vote in person or by proxy for each share of capital stock of the Corporation held by such stockholder and registered in his or her name on the books of the Corporation on the date fixed pursuant to Section 5.8 of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting.  Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held.  A person whose stock is pledged shall be entitled to vote, unless, in the transfer by the pledgor on the books of the Corporation, he or she has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his or her proxy may represent such stock and vote thereon.  If shares or other securities having voting power stand in the record of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary shall be given written notice to the contrary and furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(a)                                 if only one votes, his or her act binds all;

(b)                                 if more than one votes, the act of the majority so voting binds all; and

(c)                                  if more than one votes, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by law.

If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section 2.9 shall be a majority or even-split in interest.  The Corporation shall not vote directly or indirectly any share of its own capital stock.

2.10.                     Required Vote.  All elections of directors will be determined by a majority of the votes cast, and except as otherwise required by law, the Certificate or these Bylaws, all other matters will be determined by a majority of the votes cast.  Unless determined by the Chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot.  Upon a demand by any such stockholder for a vote by ballot upon any question, such vote by ballot shall be taken.  On a vote by ballot, each ballot shall state the number of shares voted and shall be (i) signed by the stockholder voting, or by his or her proxy, if there be such proxy, or (ii) submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

2.11.                     Proxy Representation.  Any vote of stock may be given by the stockholder entitled thereto in person or by his or her proxy appointed by an instrument in writing or by electronic transmission, subscribed by such stockholder or by his or her attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.  A proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

2.12.                     Inspection.  The chairman of the meeting may at any time appoint one or more inspectors to serve at any meeting of the stockholders.  Any inspector may be removed, and a new inspector or inspectors appointed, by the Board at any time.  Such inspectors shall decide upon the qualifications of voters, accept and count votes, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively.  The inspectors need not be stockholders of the Corporation, and any director and/or officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other matter in which he or she may be directly interested.  Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his or her ability.

2.13.                     List of Stockholders.  It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours at the principal place of business of the Corporation.  If the meeting is held at a place other than the principal place of business, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.

2.14.                     Stockholders’ Consent in Lieu of Meeting.  Unless otherwise restricted by law, the Certificate, or these Bylaws, any action required by the Delaware Statute to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, will be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and will be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office will be made by hand or by certified or registered mail, return receipt requested.

(a)                                 Every written consent will bear the date of signature of each stockholder who signs the consent and no written consent will be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section 2.14.  A telegram, cablegram, or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, will be deemed to be written, signed, and dated for the purposes of these Bylaws to the extent permitted by law.  Any such consent will be delivered in accordance with Section 228(d)(1) of the Delaware Statute.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing or electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided by law.

(b)                                 Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile, or other reproduction will be a complete reproduction of the entire original writing.

ARTICLE III
BOARD OF DIRECTORS

3.1.                            General Powers.  The business, property and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate, or these Bylaws directed or required to be exercised or done by the stockholders.

3.2.                            Number and Term of Office.  The number of directors shall initially be two (2) and thereafter as determined from time to time by resolution of the Board.  The Board will be elected by the stockholders at their annual meeting.  Each director shall be elected to serve until his or her successor is elected and qualified, or until his or her earlier death or resignation or removal in the manner hereinafter provided.  Directors need not be stockholders of the Corporation.

3.3.                            Resignation, Removal and Vacancies.

(a)                                 Resignation.  Any director may resign at any time by delivering notice in writing or by electronic transmission to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)                                 Removal.  Any director or the entire Board may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the shares then entitled to vote for the election of directors at any annual or special meeting of the stockholders called for that purpose or by written consent of the stockholders as permitted by law.

(c)                                  Newly Created Directorships and Vacancies.  Unless otherwise provided by law or in the Certificate, any newly created directorships or any vacancy occurring on the Board for any reason may be filled by a majority of the remaining members of the Board, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders.  Each director so elected will hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

3.4.                            Meetings.

(a)                                 Annual Meetings.  As soon as practicable after each annual meeting of stockholders, the Board shall meet for the purpose of organization and the transaction of other business.

(b)                                 Other Meetings.  Other meetings of the Board shall be held at such times and places as the Board shall from time to time determine.

(c)                                  Special Meetings.  Special meetings of the Board shall be held whenever called by any director at such time and place, within or without the State of Delaware, as such director shall designate in the notice of such special meeting.

(d)                                 Notice of Meetings.  Except as provided by law, notice of regular meetings need not be given.  Notice shall be given to each director of each special meeting, including the time and place of such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.  Notice of each such meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least twenty-four (24) hours before the date on which such meeting is to be held if such notice is delivered personally or by means of telephone, facsimile telecommunications or other electronic transmission.  A waiver of notice in writing or by electronic transmission, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

(e)                                  Place of Meetings.  The Board may hold its meetings at such place or places within or outside the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

(f)                                   Quorum and Manner of Acting.  A majority of the total number of directors will constitute a quorum for the transaction of business at such meeting.  The vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these Bylaws.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.  Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

(g)                                  Organization.  At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence: (i) the Chairman; (ii) the President (if a director); or (iii) any other director designated by a majority of the directors present.  The Secretary or, in the case of his or her absence, an Assistant Secretary, if an Assistant Secretary has been appointed and is present, or any person whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

3.5.                            Directors’ Consent in Lieu of Meeting.  Unless otherwise restricted by the Certificate, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, without prior notice and without a vote, if each of the directors consents thereto in writing or by electronic transmission.  Any such consent in writing shall be inserted in the minutes of the proceedings of the Board.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.6.                            Remote Meeting.  Unless otherwise restricted by the Certificate, any one or more members of the Board may participate in a meeting of the Board by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.  Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.7.                            Chairman.  The Board may, in its discretion, choose a Chairman of the Board from among the directors on the Board who will preside at all meetings of the stockholders and of the Board.  The Chairman will have such other powers and will perform such other duties as shall be designated by the Board.  The Chairman shall serve until a successor is chosen and qualified, but may be removed at any time by the affirmative vote of a majority of the Board.

3.8.                            Committees.  The Board may, by resolution, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board establishing such committee, will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee will have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware Statute to be submitted to stockholders for approval, or (b) adopting, amending, or repealing any bylaw of the Corporation.  All committees of the Board will keep minutes of their meetings and will report their proceedings to the Board when requested or required by the Board.

3.9.                            Compensation.  The Board will have the authority to fix the compensation of directors for their services.  In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors.  A director may also serve the Corporation in other capacities and receive compensation therefor.

ARTICLE IV
OFFICERS

4.1.                            Executive Officers.  The officers of the Corporation will be elected by the Board and will be a President and a Secretary.  The Board may also elect a Chief Executive Officer, one or more Vice Presidents, including any Executive Vice President, any Senior Vice President, or any Assistant Vice Presidents, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers, and such other officers and agents as the Board may deem desirable.  Any two or more offices may be held by the same person.  No officer or agent need be a stockholder, a director, a resident of the State of Delaware, or a citizen of the United States.

4.2.                            Other Officers.  The Corporation may have such other officers, agents and employees as the Board may deem advisable, who will hold their office for such terms and will exercise and perform such powers and duties as will be determined from time to time by the Board.

4.3.                            Resignation and Removal. Any officer may resign at any time by giving written notice to the Board, the Chief Executive Officer, the President, or the Secretary.  Such resignation shall take effect at the time specified therein or, if the time be not specified, at the time it is accepted by action of the

Board.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.  All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause.

4.4.                            Vacancies.  The Board will have power to fill vacancies occurring in any office.

4.5.                            The Chief Executive Officer.  The Chief Executive Officer, if there is one, shall have general supervision of the affairs of the Corporation, subject to the policies and direction of the Board, and shall appoint, supervise and direct all of the officers and employees of the Corporation but may delegate in his or her discretion any of his or her powers to any officer or such other executives as he or she may designate.  The Chief Executive Officer may execute, on behalf of the Corporation, contracts and agreements (i) in the ordinary course of the Corporation’s business, or (ii) the execution of which has been authorized by the Board.  In the absence of the Chairman or during any disability on the part of the Chairman to act, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board, and shall perform such other duties as the Board may bestow upon him or her.

4.6.                            The President.  The President, if there is no Chief Executive Officer, shall be the chief executive officer of the Corporation and shall have the powers described above attributable to the Chief Executive Officer.  If the Corporation has a Chief Executive Officer, the President, subject to the control of the Chief Executive Officer or the Board as determined by the Board, shall have general and active management and control of the business and affairs of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.  The President shall from time to time make such reports of the affairs of the Corporation as the Board may require and shall perform such other duties as the Board may from time to time determine.  Except as the Board will otherwise authorize, the President will execute bonds, mortgages, and other contracts on behalf of the Corporation, and will cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal will be attested by the signature of the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

4.7.                            Vice Presidents.  Each Vice President, if any is elected, of whom one or more may be designated an Executive Vice President or a Senior Vice President, will have such powers and will perform such duties as will be assigned to him or her by the Chief Executive Officer, President or the Board.

4.8.                            Secretary.  The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose.  He or she may give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer, or the President, under whose supervision he or she shall act.  He or she shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or, if appointed, an Assistant Secretary or an Assistant Treasurer.  He or she shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct, and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chief Executive Officer, or the President.

4.9.                            Treasurer.  The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, shall render to the Chief Executive Officer, President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation and shall perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board, the Chief Executive Officer, or the President.

4.10.                     Assistant Treasurers and Assistant Secretaries.  Each Assistant Treasurer and each Assistant Secretary, if any is elected, will be vested with all the powers and will perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board will otherwise determine.  In addition, Assistant Treasurers and Assistant Secretaries will have such powers and will perform such duties as will be assigned to them by the Board, the Chief Executive Officer or the President.

4.11.                     Deposits and Checks.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.   All checks or other orders for the payment of money will be signed by the Chief Executive Officer, President, or the Treasurer or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board.

4.12.                     Contracts and Other Documents.  The Chief Executive Officer, President, or Treasurer, or such other officer or officers or agent or agents as may from time to time be authorized by the Board or any other committee given specific authority by the Board during the intervals between the meetings of the Board, will have power to sign and execute on behalf of the Corporation deeds, conveyances, and contracts, and any and all other documents requiring execution by the Corporation.

4.13.                     Compensation.  The compensation of the officers of the Corporation will be fixed from time to time by the Board (subject to any employment agreements that may then be in effect between the Corporation and the relevant officer).  None of such officers will be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.  Nothing contained herein will preclude any officer from serving the Corporation, or any subsidiary, in any other capacity and receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

4.14.                     Ownership of Stock of Another Corporation.  The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent with respect to such stock or securities.  Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its powers and rights.

4.15.                     Delegation of Duties.  In the absence, disability, or refusal of any officer to exercise and perform his or her duties, the Board may delegate to another officer such powers or duties.

ARTICLE V
STOCK

5.1.                            Certificates of Stock.  Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him or her in the Corporation, which shall be in such form as shall be prescribed by the Board.  Certificates shall be numbered and issued in consecutive order and shall be signed by, or in the name of, the Corporation by the Chief Executive Officer, President or any Vice President, and by the Treasurer (or an Assistant Treasurer, if appointed) or the Secretary (or an Assistant Secretary, if appointed).  In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.  Any or all of the signatures on the certificate may be a facsimile.  The Board will have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

5.2.                            Record.  A record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation.  Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes regarding the Corporation.

5.3.                            Transfer of Stock.  Shares of stock of the Corporation will be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender and delivery to the Corporation of the certificate representing such shares and a duly executed instrument authorizing transfer of such shares, if certificated, or delivery of a duly executed instrument authorizing transfer of such shares, if uncertificated, to the person in charge of the stock and transfer books and ledgers.  If certificated, such certificates will be cancelled and new certificates will thereupon be issued.  A record will be made of each transfer.  Whenever any transfer of shares will be made for collateral security, and not absolutely, it will be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so.  The Board will have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

5.4.                            Addresses of Stockholders.  Each stockholder shall designate to the Secretary the addresses at which notices of meetings and all other corporate notices may be served or delivered to him or her by mail or by electronic transmission, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him or her by mail directed to him or her at his or her post-office address, if any, as the same appears on the share record books of the Corporation or at his or her last known post-office address.

5.5.                            Lost, Destroyed and Mutilated Certificates.  The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to him or her a new certificate or certificates for such shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

5.6.                            Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

5.7.                            Dividends.  Subject to the provisions of the Certificate, the Board may at any regular or special meeting, declare dividends upon the stock of the Corporation either (a) out of its surplus, as defined in and computed in accordance with Sections 154 and 244 of the Delaware Statute, or (b) in case there will be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  Before the declaration of any dividend, the Board may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in its discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as will be deemed conducive to the interests of the Corporation.

5.8.                            Fixing Date for Determination of Stockholders of Record.

(a)                                 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the Delaware Statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board and prior action by the Board is required by the Delaware Statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)                                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

5.9.                            Registered Stockholders.  Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.  Except as otherwise required by law, the Corporation will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it will have express or other notice thereof.

ARTICLE VI
EXCULPATION AND INDEMNIFICATION

6.1.                            Exculpation.  As provided in the Certificate, to the fullest extent permitted by the Delaware Statute as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for breach of fiduciary duty as a director.

6.2.                            Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Statute, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee’s heirs, testators, intestates, executors and administrators; provided, however, that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided further, however, that no indemnification shall be made in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable to the Corporation, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification; provided further, however, that, except as provided in Section 6.4 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) initiated by such indemnitee was authorized or ratified by the Board.

6.3.                            Right to Advancement of Expenses.  In addition to the right to indemnification conferred in Section 6.2, an indemnitee will, to the fullest extent not prohibited by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”), provided, however, that, if the Delaware Statute requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including service to an employee benefit plan) will be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it will ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

6.4.                            Right of Indemnitee to Bring Suit.  If a claim under Section 6.2 or 6.3 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of any undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware Statute.  Neither the failure of the Corporation (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware Statute, nor an actual determination by the Corporation (including the Board, independent legal counsel, or the stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

6.5.                            Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate, agreement, vote of stockholders, or these Bylaws or otherwise.

6.6.                            Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

6.7.                            Nature of Rights.  The rights conferred upon indemnitees in this Article VI will be contract rights and such rights will continue as to an indemnitee who has ceased to be a director, officer, or trustee and will inure to the benefit of the indemnitee’s heirs, executors, and administrators.  Any amendment, alteration, or repeal of this Article VI that adversely affects any right of an indemnitee or its successors will be prospective only and will not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration, or repeal.

6.8.                            Settlement of Claims.  The Corporation will not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent will not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

6.9.                            Subrogation.  In the event of payment under this Article VI, the Corporation will be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who will execute all papers required and will do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

6.10.                     Procedures for Submission of Claims.  The Board may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article VI, determination of the entitlement of any person thereto and review of any such determination.  Such procedures will be set forth in an appendix to these Bylaws and will be deemed for all purposes to be a part hereof.

6.11.                     Insurance.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Statute.

ARTICLE VII
MISCELLANEOUS

7.1.                            Amendment.  These Bylaws may be adopted, amended or repealed by the vote of the holders of a majority of the shares then entitled to vote or by the stockholders’ written consent or by the vote of the Board or by the directors’ written consent in accordance with the terms of these Bylaws.

7.2.                            Electronic Transmission.  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.3.                            Corporate Seal.  The Board may provide a corporate seal, which shall bear the full name of the Corporation, the year of incorporation of the Corporation and the words and figures “Corporate Seal - Delaware”.  If an when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

7.4.                            Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last calendar day of December of the same year, unless otherwise determined by the Board.

7.5.                            Notice.

(a)                                 A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, will be deemed equivalent to the notice required to be given to such person.  Neither the business nor the purpose of any meeting need be specified in such a waiver.  Attendance at any meeting will constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(b)                                 Whenever by law, the Certificate, or these Bylaws notice is required to be given to any stockholder, director, or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that notice may be given, in writing, either (i) in person, receipt acknowledged; (ii) by certified mail, return receipt requested; or (iii) by Federal Express, UPS, Airborne

Express, or other national carrier, receipt acknowledged.  Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such stockholder, director, or committee member at his or her address as it appears on the books of the Corporation or, in the case of a stockholder, on the stock transfer records of the Corporation or at such other place as such stockholder, director, or committee member is known to be at the time notice is mailed or transmitted.  Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when such notice is deposited in the United States mail, postage prepaid.  Any notice required or permitted to be given by telegram, telex, cable, telecopy or facsimile or electronic transmission, or similar means, shall be deemed to be delivered and given at the time transmitted.

7.6.                            Section Heading.  Section headings in these Bylaws are for convenience of reference only and will not be given any substantive effect in limiting or otherwise construing any provision herein.

7.7.                            Inconsistent Provisions, Changes in Delaware Law.  If any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate, the Delaware Statute or any other applicable law, the provision of these Bylaws will not be given any effect to the extent of such inconsistency but will otherwise be given full force and effect.  If any of the provisions of the Delaware Statute referred to above are modified or superseded, the references to those provisions is to be interpreted to refer to the provisions as so modified or superseded.